UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE REAL GOOD FOOD COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Real Good Food Company, Inc. Important Notice Regarding the Availability of Proxy Materials 2022 Annual Meeting to be held on Wednesday, June 8, 2022 For Stockholders of record as of April 11, 2022 This communication presents only an overview of the more complete proxy materials that are available to you via the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the 2022 Annual Meeting, go to: www.proxydocs.com/RGF To vote your proxy while visiting this site, you will need the 12-digit control number in the shaded box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available via the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/RGF Have the 12-digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for the 2022 Annual Meeting, you must make this request on or before May 16, 2022. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/RGF (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12-digit * If requesting material by e-mail, please send a blank e-mail with the 12-digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. The Real Good Food Company, Inc. Meeting Type: 2022 Annual Meeting of Stockholders Date: Wednesday, June 8, 2022 Time: 9:00 AM, Pacific Time Place: The 2022 Annual Meeting will be held live via the Internet - please visit www.proxydocs.com/RGF for more details. You must register to attend the 2022 Annual Meeting online and/or participate at www.proxydocs.com/RGF SEE REVERSE FOR FULL AGENDA

The Real Good Food Company, Inc. 2022 Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3 AND 4 PROPOSAL 1. To elect two Class I directors for a three-year term to expire at the 2025 Annual Meeting of Stockholders. 1.01 Gilbert B. de Cardenas 1.02 Mark J. Nelson 2. To approve the Company 2021 Employee Stock Purchase Plan. 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 4. To approve, on a non-binding, advisory basis, the compensation of our named executive officers. The Board of Directors may transact such other business as may properly be brought before the 2022 Annual Meeting, or at any adjournment or postponement thereof.